UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

July 5, 2007

QUINTANA MARITIME LIMITED

(Exact name of registrant as specified in its charter)

Marshall Islands	000-51412	98-0454094
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Quintana Maritime Limited

c/o Quintana Management LLC

Pandoras 13 & Kyprou Street

166 74 Glyfada

Greece

(Address of principal executive office)

011-30-210-898-6820

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 5, 2007, the Company executed an amendment (the “Amendment”) to its 8.25 year, $865 million senior secured revolving credit facility, as amended (the “Facility”), with Fortis Bank as arranger and the other banks named therein as lenders. A copy of the Amendment is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The Amendment contemplates the completion of the Company’s proposed transaction relating to the sale and lease-back of seven vessels in its existing fleet (the “Sale and Lease-back”), and the effectiveness of the terms of the Amendment are contingent upon the completion of that transaction and the mandatory prepayment of $185 million of the amount outstanding under the Facility from the funds received in the Sale and Lease-back. The material terms of the Amendment are:

•	approval of the release of the security interests on the ships to be sold in the Sale and Lease-back and other related collateral contemporaneously with consummation of the Sale and Lease-back;

•	approval of the Company’s guaranty of the obligations under the Sale and Lease-back;

•

permission to borrow up to $55.2 million, which is equal to 60% of the purchase price of a newbuilding Capesize vessel to be purchased by the Company from an affiliate of Itochu Corporation, which vessel is expected to be delivered in 2008;

•	approval of the material terms of the charter on the newbuilding Capesize vessel; and

•	a revised schedule of quarterly commitment reductions as follows:

¡	Two reductions of $10,000,000 each, beginning on July 1, 2007, followed by

¡	Four reductions of $13,750,000 each, followed by

¡

23 reductions of $12,125,000 each, with the final reduction occurring on the maturity date together with a balloon reduction equal to the lesser of $381,325,000 or remaining amounts outstanding under the Facility.

In addition, the Amendment contains customary representations and warranties made by the Company to its lenders. Except as specified in the Amendment, the Facility remains in full force and effect.

On July 1, 2007, the Company repaid $14.5 million outstanding under the Facility in accordance with the terms of the Facility in effect at that time. The Company’s net payments for the second half of 2007 will equal $20.0 million, including the $14.5 million already paid, in accordance with the terms of the Amendment.

Item 9.01	Financial Statements and Exhibits

10.1	Second Supplemental Agreement to Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED

By:	/s/ Steve Putman
Steve Putman
Vice President and General Counsel

Dated: July 11, 2007

EXHIBIT INDEX

10.1	Second Supplemental Agreement to Loan Agreement